EXHIBIT 1


                        CAPITAL STOCK PURCHASE AGREEMENT

     CAPITAL STOCK PURCHASE AGREEMENT, dated May 24, 1997, by and between L & L Foods, Inc., a Florida corporation having its principal place of business at 350 Royal Poinciana Way, Suite 3, Palm Beach 33343 (the "Seller"), and Robert E. Deziel, Esq., an individual whose principal place of business is located at 239 South County Road, Palm Beach, Florida 33480 (the "Purchaser").


                             BACKGROUND INFORMATION

     This Agreement sets forth the terms and conditions upon which the Purchaser is acquiring from the Seller and the Seller is selling and delivering to the Purchaser, free and clear of all liabilities, obligations, claims, liens and encumbrances, 50,000 shares of the issued and outstanding common capital stock, $.001 par value per share (the "Shares"), of Shells Seafood Restaurants, Inc., a Delaware corporation ("Shells Seafood"). In consideration of the mutual agreements contained herein, the parties agree as follows:


                              OPERATIVE PROVISIONS

                                    ARTICLE 1
                           Purchase and Sale of Shares

     1.1 Shares to be Sold: Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.4 hereof, the Seller shall sell and deliver to the Purchaser good, valid and marketable title to the Shares, free and clear of all liabilities, obligations, claims, liens and encumbrances, by delivering to the Purchaser one or more stock certificates representing the Shares, duly endorsed in blank or accompanied by one or more stock powers duly endorsed in blank, and in form for transfer satisfactory to counsel for the Purchaser.

     1.2 Purchase Price of the Shares: The gross purchase price to be paid by the Purchaser to the Seller for the Shares shall be $350,000 (the "Purchase Price"). [NOTE: The following two sentences are the text of a handwritten marginal note initialed by the parties:] Purchaser shall have option to purchase 479,000 additional shares (MOL)for $7.00 each. Option is for 30 days from this date.

     1.3 Payment of Purchase Price: Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller contained herein, and in consideration of the sale and delivery of the Shares, the Purchaser shall pay the Purchase Price at the Closing, by delivery of a certified or cashier's check, made payable to counsel for the Seller, or by the wire transfer of immediately available funds to the Seller's counsel.

     1.4 Closing: The closing of the sale and purchase of the Shares shall take place at the offices of counsel for the Seller, Bush Ross Gardner Warren & Rudy, P.A. at 10:00 am, May 24, 1997, or at such other time and location as may be agreed to by the parties (the "Closing"). At the Closing, the Seller shall deliver to the Purchaser one or more certificates for the Shares, in negotiable form. Following such delivery, the Purchaser shall deliver to Seller's counsel the Purchase Price for disbursement to the Seller; and the parties shall thereupon instruct the transfer agent for Shells Seafood to cancel each certificate delivered to the Purchaser, to issue in the name of the Purchaser one or more substitute certificates evidencing the Purchaser's ownership of the Shares and to register such issuance and ownership in its stock transfer records. Each party shall be responsible for all fees and costs incurred by it or on its behalf in connection with the negotiation of this Agreement and the Closing.

     If at the Closing the Seller shall fail to tender the Shares, or if any of the conditions specified hereunder shall not have been fulfilled, the Purchaser shall, at his option, be relieved of his obligations under this Agreement without thereby waiving any rights he may have by reason of such failure or non-fulfillment. Conversely, if the Purchaser fails to close the transactions herein contemplated for any reason other than a default or breach occasioned by the Seller under the terms hereof, or if any of the conditions specified hereunder shall not have been fulfilled, Seller may pursue any legal rights or remedies then available to it, expressly including the right to require the Purchaser's specific performance of this Agreement.


                                    ARTICLE 2
                    Representations and Warranties of Seller

             The Seller represents, warrants and agrees as follows:

     2.1 Authorization: When executed and delivered by the Seller, this Agreement will constitute the valid and binding obligation of the Seller, enforceable in accordance with its respective terms.

     2.2 Consent:  No consent,  approval or  authorization  of or  registration, qualification, designation, declaration or filing with any governmental authority or private person or entity on the part of the Seller or Shells Seafood is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as shall have been duly taken or effected prior to the Closing.

     2.3 Title to Shares: The Seller has good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind. The Seller has full and unrestricted legal right, power and authority to sell, assign and transfer its shares to Purchaser without obtaining the consent or approval of any other person or governmental authority, and the delivery of such shares to the Purchaser pursuant to this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims and restrictions of every kind. The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any provision of any agreement by which Seller is bound.

                                    ARTICLE 3
           Representations, Warranties and Covenants of the Purchaser

     The Purchaser represents and warrants to, and covenants with, the Seller as follows:

     3.1 Authorization: When executed and delivered by the Purchaser, this Agreement will constitute the valid and binding obligations of the Purchaser, enforceable in accordance with its respective terms.

     3.2 No Contractual Violation: Neither the execution, delivery nor performance of this Agreement by the Purchaser, including the consummation by the Purchaser of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of the any contract, commitment, indenture or other agreement, or of any other private restriction of any kind, to which the Purchaser is a party or by which he is otherwise bound.

                                    ARTICLE 4
                       Additional Agreements and Covenants

     The parties further agree and covenant as follows:

     4.1 Delivery of Additional Instruments on Request: Each party agrees to execute and deliver or cause to be executed and delivered at the Closing, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other party may reasonably request for the purpose of fully effecting the transactions herein contemplated.

     4.2 Agreements as to Conditions: Each party agrees to use its best efforts to satisfy each and every of the conditions set forth in Sections 5. and 6., respectively, of this Agreement.

     4.3 Brokerage Fee: Each of the parties alleges that it has not engaged or authorized any broker or finder to act in a representative capacity or otherwise in connection with the transactions contemplated by this Agreement, and each agrees to indemnify and hold harmless the other from and against any and all claims, losses, liabilities or expenses which may be asserted against or suffered by either as a result of any broker, finder or other person claiming any fee or commission by reason of services rendered or alleged to have been rendered for or at the instance of a particular party hereto with respect to the negotiation or execution of this Agreement or to the delivery of the consideration herein specified.

                                    ARTICLE 5
                     Conditions to Closing by the Purchaser

     The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the satisfaction at or prior to the Closing of each of the following conditions, and if the Purchaser shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Purchaser shall have no liability to the Seller:

     5.1 Opinion of Counsel: The Purchaser shall have received an opinion of counsel, in form and substance reasonably acceptable to Purchaser's counsel, that the Shares will be able to be immediately resold by the Purchaser, free of any restrictions, including but not limited to, any restriction imposed by the Federal or State securities laws.

     5.2 Approval of Opinion of Counsel: The Purchaser shall have received assurances from the general counsel to Shells Seafood that the Shares may be titled in the name of the Purchaser and that the Shares will be free of any restrictions on transferability, including but not limited to, any restriction imposed by the Federal or State securities laws.

     5.3 Truthfulness of Representations and Warranties: Each of the representations and warranties of the Seller contained in this Agreement shall be true and correct to the best knowledge of the Seller as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

     5.4 Performance: Each of the agreements of the Seller to be performed or complied with at or before the Closing pursuant to the terms hereof shall have been duly performed or complied with.

     5.5 Consents: All consents to the consummation of the transactions contemplated herein which are required in order to prevent a breach of, or a default under, the terms of any agreement to which either of the Seller or Shells Seafood is a party or is bound shall have been obtained.

     5.6 No Litigation Threatened: No action or proceeding shall have been instituted or, to the knowledge of the Seller, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Purchaser or the Seller as a result of which the Purchaser deems it inadvisable to proceed with the transaction.

                                    ARTICLE 6
                       Conditions to Closing by the Seller

     The obligation of the Seller to consummate the transactions herein contemplated shall be subject to the satisfaction of the Seller on or prior to the Closing of each of the following conditions, and if the Seller shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Seller shall have no liability to the
Purchaser:

     6.1 Truthfulness of Representations and Warranties: Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct to the best knowledge of the Purchaser as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

     6.2 Performance: Each of the agreements of the Purchaser to be performed or complied with on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with.

     6.3 No Litigation Threatened: No action or proceeding shall have been instituted or, to the knowledge of the Purchaser, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Seller or Purchaser as a result of which the Seller deems it inadvisable to proceed with the transaction.

                                    ARTICLE 7
                            Miscellaneous Provisions

     7.1 Notices: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by:
(a) certified mail, return receipt requested; (b) Federal Express, Express Mail, or similar overnight delivery or courier service; or (c) delivery (in person or by facsimile or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing elsewhere in this Agreement or to such other address as any party hereto may have designated by written notice forwarded to the other party in accordance with the provisions of this Section
7.1. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7.1 shall be deemed given at the time of receipt thereof.

     7.2 Binding Agreements; Non-Assignability: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees and successors of the respective parties hereto; but none of the rights or obligations attaching to either party hereunder shall be assignable.

     7.3 Entire Agreement: This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each party.

     7.4 Severability: Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     7.5 Headings: The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

     7.6 Application of Florida Law; Venue: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue for any legal action which may be brought hereunder shall be deemed to lie in Palm Beach County, Florida.

     7.7 Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.8 Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                SELLER:

                                L & L FOODS, INC.

Attest:                         By: /S/ LEE HEATON
                                ------------------------------------------------
                                        Lee Heaton, Vice President
/S/ LEE HEATON
-------------------------
    Lee Heaton, Secretary


                                 PURCHASER:

                                 /S/ ROBERT DEZIEL
                                 -----------------------------------------------
                                     Robert Deziel